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         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement Nos. 333-4300, 333-31002 and 333-45221 on Form S-8 of STRATTEC SECURITY CORPORATION of our reports dated July 30, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended June 30, 2002.

         DELOITTE & TOUCHE LLP
         Milwaukee, Wisconsin
         August 28, 2002